NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT


             INCORPORATRED UNDER THE LAWS OF THE STATE OF DELAWARE

                        Capitalization 20,000,000 Shares       CUSIP 55024L 10 9
                                  COMMON STOCK
    NUMBER                     at $.001 Par Value                     SHARES

     1081                                                           4,187,500

                          LUMENON INNOVATIVE LIGHTWAGE

                                TECHNOLOGY, INC.

THIS CERTIFIES THAT


                                        RESTRICTED STOCK
                                        SEE REVERSE SIDE
                                           FOR LEGEND

IS THE RECORD HOLDER OF


transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:    December 2, 1998


______________________________                        __________________________
          Secretary                                            President

               * CORPORATE SEAL * CORPORATE SEAL * CORPORATE SEAL

                  Lumenon Innovative Lightwave Technology Inc.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.